Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements of Rockwell Medical Inc. on Forms S-3 (Registration No.’s 333-228437, 333-227363, 333-135872, 333-148601, , 333-160710) and S-8 (Registration No.'s 333-227365, 333-66791, 333-126627, 333-135896, 333-146817, 333-176524, 333-153046, 333-160135, 333-169003, 333-182043, 333-189586, 333-196752, and 333-204653) of our report dated March 15, 2019 (which includes an explanatory paragraph as to the Company’s ability to continue as a going concern) with respect to our audit of the consolidated financial statements of Rockwell Medical Inc. as of December 31, 2018 and for the year then ended, and our report dated March 15, 2019 with respect to our audit of the effectiveness of internal control over financial reporting of Rockwell Medical Inc. and Subsidiaries as of December 31, 2018, which reports are included in this Annual Report on Form 10-K of Rockwell Medical Inc. for the year ended December 31, 2018.  Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

/s/ Marcum llp
Marcum llp
Chicago, IL
March 15, 2019